As filed with the Securities and Exchange Commission on June 30, 2000
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                           THE MANITOWOC COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                   Wisconsin                                    39-0448110
         (State or other jurisdiction                        (I.R.S. Employer
       of incorporation or organization)                   Identification No.)

             500 South 16th Street
             Manitowoc, Wisconsin                                 54221
   (Address of principal executive offices)                     (Zip Code)

               The Manitowoc Company, Inc. Retirement Savings Plan
                            (Full title of the plan)

               Maurice D. Jones
         General Counsel and Secretary                      Copy to:
          The Manitowoc Company, Inc.
             500 South 16th Street                       Harvey A. Kurtz
          Manitowoc, Wisconsin 54221                     Foley & Lardner
                (414) 684-6621                       777 East Wisconsin Avenue
(Name, address and telephone number, including      Milwaukee, Wisconsin 53202
            area code, of agent for service)              (414) 271-2400

                         ------------------------------
                         CALCULATION OF REGISTRATION FEE

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                                  Proposed        Proposed
  Title of                         Maximum        Maximum
Securities to    Amount to be   Offering Price    Aggregate        Amount of
be Registered    Registered(1)    Per Share     Offering Price  Registration Fee
--------------------------------------------------------------------------------
Common Stock
$.01 par value   150,000 Shares     $29.72        $4,458,000        $1,177
--------------------------------------------------------------------------------

Common Stock
Purchase Rights  150,000 Rights       (2)            (2)              (2)
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for The Manitowoc Company, Inc. Common Stock as reported on The New York Stock Exchange on June 21, 2000.
(2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Retirement Savings Plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by The Manitowoc Company, Inc. (the "Company") or The Manitowoc Company, Inc. Retirement Savings Plan (the "Plan") with the Commission are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, which includes certified financial statements as of and for the year ended December 31, 1999.

          2. The Plan's Annual Report on Form 11-K for the year ended December 31, 1999.

          3. All other  reports  filed by the  Company or the Plan  pursuant  to
Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

          4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

          5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and
(ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

          The Registrant has entered into Indemnity Agreements with each of the members of the Registrant's Board of Directors and each executive officer of the Registrant. Pursuant to such Indemnity Agreements, the Registrant is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he is a director or executive officer of the Registrant


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


      Exhibit No.                     Exhibit
      ----------                      -------

          (4.1) Restated Articles of Incorporation of The Manitowoc Company, Inc. [Incorporated by reference to Exhibit 3(a) to the The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1985] By-laws of The Manitowoc Company, Inc., as amended

          (4.2) [Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995]

          (4.3) Rights Agreement, dated August 5, 1996 between The Manitowoc Company, Inc. and First Chicago Trust Company of New York [Incorporated by reference to Exhibit 4 to the The Manitowoc Company, Inc.'s Current Report on Form 8-K filed on August 5, 1996]

          (4.4)     The Manitowoc Company, Inc. Retirement Savings Plan.

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of PricewaterhouseCoopers LLP

          (23.2)    Consent of Foley & Lardner (contained in Exhibit (5) hereto)

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)


Item 8.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on June 26, 2000.

                                        THE MANITOWOC COMPANY, INC.


                                        By:/s/ Terry D. Growcock
                                           -------------------------------------
                                           Terry D. Growcock
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Terry D. Growcock, Maurice Jones and E. Dean Flynn, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Signature                     Title                            Date
        ---------                     -----                            ----


/s/ Terry D. Growcock        President, Chief Executive Officer    June 26, 2000
Terry D. Growcock            and Director (Principal Executive
                             Officer)


/s/ Glen E. Tellock          Vice President and Chief Financial    June 26, 2000
--------------------------   Officer (Principal Financial and
Glen E. Tellock              Accounting Officer)


/s/ Gilbert F. Rankin, Jr.   Director                              June 26, 2000
--------------------------
Gilbert F. Rankin, Jr.

/s/ George T. McCoy          Director                              June 26, 2000
--------------------------
George T. McCoy


/s/ Daniel W. Duval          Director                              June 26, 2000
--------------------------
Daniel W. Duval


/s/ James P. McCann          Director                              June 26, 2000
--------------------------
James P. McCann


/s/ Dean H. Anderson         Director                              June 26, 2000
--------------------------
Dean H. Anderson


/s/ Robert S. Throop         Director                              June 26, 2000
--------------------------
Robert S. Throop


/s/ Robert S. Stift          Director                              June 26, 2000
--------------------------
Robert S. Stift

                                  EXHIBIT INDEX

                           THE MANITOWOC COMPANY, INC.
                             RETIREMENT SAVINGS PLAN


      Exhibit No.                        Exhibit
      ----------                         -------

          (4.1) Restated Articles of Incorporation of The Manitowoc Company, Inc. [Incorporated by reference to Exhibit 3(a) to the The Manitowoc Company, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 29, 1985]

          (4.2) By-laws of The Manitowoc Company, Inc., as amended [Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995]

          (4.3) Rights Agreement, dated August 5, 1996 between The Manitowoc Company, Inc. and First Chicago Trust Company of New York [Incorporated by reference to Exhibit 4 to the The Manitowoc Company, Inc.'s Current Report on Form 8-K filed on August 5, 1996]

          (4.4)     The Manitowoc Company, Inc. Retirement Savings Plan.

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of PricewaterhouseCoopers LLP

          (23.2)    Consent of Foley & Lardner (contained in Exhibit (5) hereto)

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)


                                      E-1